Item 77Q1(a) Material Amendments to the Registrant's Charter or By-Laws

The Amended and Restated Declaration of Trust of SunAmerica Series Trust, dated December 1, 2016, and the By-Laws of SunAmerica Series Trust, as amended and restated as of December 1, 2016, are incorporated herein by reference to Post-Effective Amendment No. 90 to the Registrant's Registration Statement on Form N-1A (File No. 811-7238) filed on February 1, 2017 (SEC Accession No. 0001193125-17-027653).